UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2009

Handleman Company

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806
(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142
(Address of Principal Executive Offices)	(Zip Code)

(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Agreement;

Item 2.01	Completion of a Disposition of a Significant Amount of Assets Outside the Normal Course of Business

On April 6, 2009, REPS, L.L.C. (“Seller” or “REPS”), a wholly-owned subsidiary of Handleman Company, and Handleman Company (“Parent”), entered into a Purchase and Assignment Agreement (“Agreement”) with Mosaic Sales Solutions US Operating Co., LLC (“Buyer”), pursuant to which on April 6, 2009 the Buyer purchased, assumed and accepted from Seller (i) all contracts, agreements and other arrangements with certain REPS’ customers; (ii) all promotion lists, marketing data and advertising materials used by the Seller in the REPS business; (iii) all lists of REPS’ customers, suppliers, vendors, prospects and others having a business relationship with REPS; and (iv) all laptop or personal computer equipment or hardware owned by REPS and used by employees of REPS who become employees of the Buyer, with the exception of mobile hardware.

Assets specifically excluded from the Agreement included the following: (i) all cash and cash equivalents; (ii) all current assets of the Seller; (iii) all other contracts and agreements not identified in the Agreement, including all office leases related to REPS’ office space and other contract agreements or other arrangements with third party vendors; (iv) all mobile hardware and related software; and (v) all securities and other investments held by the Seller.

The Buyer will only assume liability for all obligations that arise, accrue and first become due after the Closing Date, related to the purchased customer contracts. All other REPS’ liabilities will be retained by the Seller.

As consideration for this purchase, the Buyer will advance to the Seller a cash payment of $250,000 against future revenue sharing, as defined in the Agreement. The Buyer will pay the Seller, on a calendar quarterly basis, an amount equal to the revenue sharing amount, which equals 10% of actual revenues earned during the calendar quarter from purchased customer contracts and is not to exceed $1,250,000 in the aggregate. The revenue sharing amount is defined as a percentage of gross annual revenue directly related to purchased customer contracts booked by the Buyer during the twelve-month period subsequent to the Closing Date as follows: (i) 10% if gross annual revenue is less than $2,000,000; (ii) 12% if gross annual revenue is greater than $1,999,999.99 and less than $5,000,000; or (iii) 15% if gross annual revenue is greater than $4,999,999.99. At each six-month and twelve-month anniversaries after the Closing Date, a reconciliation and settlement of payments will occur.

The Seller has provided customary representations and warranties as of the Closing Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b) Effective as of April 2, 2009, Lloyd E. Reuss, Ralph J. Szygenda, Elizabeth Chappell and Adam D. Sexton each resigned as a Director of the Company.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Name
10.1	Purchase and Assignment Agreement between REPS, L.L.C. and Handleman Company, and Mosaic Sales Solutions US Operating Co., LLC, dated April 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: April 6, 2009	By:	/s/ Rozanne Kokko
	Name:	Rozanne Kokko
	Title:	Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
10.1	Purchase and Assignment Agreement between REPS, L.L.C. and Handleman Company, and Mosaic Sales Solutions US Operating Co., LLC, dated April 6, 2009.